Exhibit 10.3

AMENDMENT NO. 2 TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 to Executive Employment Agreement (this “Amendment”), is entered into as of June 30, 2015, by and between Pacira Pharmaceuticals, Inc., a California corporation (the “Company”) and Lauren Riker (“Executive”).
RECITALS
A.    The parties desire to amend the Executive Employment Agreement, dated April 19, 2012 by and between the Company and Executive, as amended on March 13, 2013 (the “Original Agreement”).
B.    On June 2, 2015, the Compensation Committee of Pacira Pharmaceuticals, Inc., a Delaware corporation and parent company to the Company, approved amending the Original Agreement as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the representations, warranties and agreements contained in this Amendment and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1.    Amendment to the Original Agreement.
(a)    Section 3(b)(ii) of the Original Agreement is hereby amended and restated as follows:
“(ii) the Executive shall be entitled to acceleration of vesting of such number of shares subject to all outstanding stock options (including the Option Shares) and time-based restricted stock unit grants then held by Executive as would have vested in the twelve (12) month period following the Termination Date had the Executive continued to be employed by the Company for such period”
    (b)    Section 3(c)(ii) of the Original Agreement is hereby amended and restated as follows:
“(ii) acceleration of vesting of one hundred percent (100%) of the shares subject to all outstanding stock options (including the Option Shares) and time-based restricted stock unit grants then held by Executive”
2.    Conflicts; Original Agreement in Full Force and Effect as Amended. If there is any conflict between the provisions of this Amendment and those in the Original Agreement, the provisions of this Amendment govern. Capitalized terms used and not defined herein have the same meanings as defined in the Original Agreement. Except as expressly amended hereby, all other terms and provision of the Original Agreement remain in full force and effect.
3.    Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.
4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic “pdf” transmission shall be equally effective as delivery of a manually executed counterpart of a signature page to this Amendment.
5.    Applicable Law. This Amendment shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to conflicts of law principles.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PACIRA PHARMACEUTICALS, INC., a California corporation By: /s/ Richard Kahr Name: Richard Kahr Title: Vice President, Human Resources

EXECUTIVE /s/ Lauren Riker Lauren Riker